EXHIBIT 21


              SUBSIDIARIES OF STATE FINANCIAL SERVICES CORPORATION

                                                                     State of
          Subsidiary Name                                         Incorporation

State Financial Bank (Wisconsin)                                    Wisconsin

Hales Corners Development Corporation (1)                           Wisconsin

Hales Corners Investment Corporation (1)                             Nevada

State Financial Bank - Waterford                                    Wisconsin

Waterford Investment Corporation (2)                                 Nevada

State Financial Mortgage Company                                    Wisconsin

State Financial Bank (Illinois) (3)                                 Illinois

State Financial Insurance Agency (4)                                Wisconsin

Richmond Financial Services, Inc. (3)                               Illinois

Lokken Chesnut & Cape                                               Minnesota

Home Federal Savings & Loan Association of Elgin                    Illinois

Bank of Northern Illinois, N. A.                                    Illinois

State Financial Funding Corporation (5)                              Nevada

State Financial Real Estate Investment Corporation (6)              Wisconsin

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   (1)    Subsidiary of State Financial Bank
   (2)    Subsidiary of State Financial Bank - Waterford
   (3)    Subsidiary of Richmond Bancorp, Inc.
   (4)    Subsidiary of Richmond Bank
   (5)    Subsidiary of Bank of Northern Illinois, N. A.
   (6)    Subsidiary of State Financial Funding Corporation